Exhibit 10.4

BRIDGE BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

A.        An AWARD for a total of  ###TOTAL_AWARDS### shares of common stock, par value $0.01 per share, of Bridge Bancorp, Inc. (the “Company”) is hereby granted to  ###PARTICIPANT_NAME### (the “Recipient”), subject in all respects to the terms and provisions of the Bridge Bancorp, Inc. 2019 Equity Incentive Plan (the “Plan”), which has been approved by the Board of Directors of the Company and the stockholders of the Company, which is incorporated herein by reference.  The terms of this Restricted Stock Agreement are subject to the terms and conditions of the Plan, except where otherwise indicated.  The Recipient is an employee of BNB Bank (the “Bank”), the Company, or of an affiliate of the Company or the Bank.

B.         The shares of common stock awarded hereunder (hereinafter referred to as the “Restricted Stock”) may be certificated or issued in electronic form, in the sole discretion of the Company.  If certificated, the shares shall bear a legend restricting the transferability of such common stock. The Restricted Stock awarded to the Recipient shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the Recipient, except as hereinafter provided, until such Restricted Stock has vested (the “Restricted Period”).  Restricted Stock granted hereunder shall vest as follows, except that vesting may occur earlier as provided in Paragraph E below.

 ###VEST_SCHEDULE_TABLE###

C.         Restricted Stock shall be issued in electronic form and shall be held by the transfer agent until any restrictions appurtenant thereto have lapsed and the shares are fully vested.  At the request of the Company, Recipient shall execute and return to the Company an Irrevocable Stock Power endorsed in blank covering all such shares of Restricted Stock held in electronic form.

D.        The Recipient shall have the right to vote the shares of Restricted Stock during the Restricted Period, provided that all voting rights shall lapse and terminate if the shares of Restricted Stock are forfeited pursuant to Paragraph E below.  Cash dividends paid during the Restricted Period with respect to the shares of Restricted Stock shall be distributed to the Recipient when paid upon the underlying shares of common stock, provided that all rights to receive cash dividends shall lapse and terminate if the shares of Restricted Stock are forfeited pursuant to Paragraph E below.

E.         Upon the termination of a Recipient’s employment with the Bank or Company (or an affiliate) for any reason other than Disability (as defined in the Plan), death or upon an Involuntary Termination (as defined in the Plan) following a Change in Control (as defined in the Plan), all shares of Restricted Stock awarded to such Recipient which have not vested as of the date of termination shall be forfeited by such Recipient.  In the event the Recipient’s employment with the Bank (or an affiliate) terminates due to Disability, death or upon an Involuntary Termination following a Change in Control, the Restricted Stock shall be deemed to vest as of the date of termination or as of the date of an Involuntary Termination following a Change in Control.

F.         At the time the Restricted Stock vests under the Plan, the Company shall deliver to the Recipient (or if the Restricted Stock is deemed to vest due to the Recipient’s death, to the Recipient’s beneficiary) shares of common stock of the Company representing the amount earned, absent any restrictions that may have been imposed under the Plan.  Delivery of such shares upon vesting will be made in certificate or electronic form at the election of the Recipient.

G.        A copy of the Plan governing this Restricted Stock Award is attached hereto.  The Recipient is invited to review all the provisions of the Plan governing this Award.

H.       The Recipient acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof.  The Recipient hereby accepts this Award, subject to all the terms and provisions of the Plan.  The Recipient hereby agrees to accept as binding, conclusive, and final, all decisions and interpretations of the Committee upon any questions arising under the Plan.  As a condition to the issuance of shares of common stock of the Company under this Award, the Recipient authorizes the Company to deduct from the settlement of an Award any taxes required to be withheld by the Company under federal, state, or local law as a result of his receipt of this Award.

BRIDGE BANCORP, INC.

Name:

Title: